Exhibit 99.4

NCI, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

On June 27, 2007, NCI, Inc. (“the Company”) purchased Karta Technologies, Inc. (“Karta”). The Company paid approximately $67.6 million for Karta. The purchase price includes $64.8 million for Karta, $0.2 million for a non-compete agreement, $1.5 million as a working capital adjustment and approximately $1.1 million in transactions costs. The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2007 and the unaudited pro forma condensed consolidated statements of operations for the quarter ended March 31, 2007 and the fiscal year ended December 31, 2006 give effect to the Company’s purchase of Karta. The acquisition has been accounted for using the purchase method in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations.

The unaudited pro forma condensed consolidated balance sheet presents the financial position of the Company as if the acquisition of Karta occurred on March 31, 2007. The unaudited pro forma condensed consolidated statement of operations for the quarter ended March 31, 2007 has been prepared as if the acquisition occurred on January 1, 2007. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2006 has been prepared as if the acquisition occurred on January 1, 2006.

The unaudited pro forma adjustments are based on management’s preliminary estimates of the value of the tangible and intangible assets and liabilities acquired. As a result, the actual adjustments may differ materially from those presented in these unaudited pro forma statements. A change in the unaudited pro forma adjustments of the purchase price for the acquisition would primarily result in a reallocation affecting the value assigned to tangible and intangible assets. The income statement effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

The unaudited pro forma condensed consolidated financial statements, which have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of the operations or financial position of the Company.

This information should be read in conjunction with the previously filed Current Report on Form 8-K, dated June 27, 2007 and filed with the Securities and Exchange Commission, the previously filed historical consolidated financial statements and accompanying notes of the Company contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other subsequent filings and in conjunction with the historical financial statements and accompanying notes of Karta included in this report on Form 8-K/A.

NCI, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2007

(amounts in thousands, except per share data)

	NCI	Karta	Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$8,383	$2,605	$(670)	A	$(2,264)
			(12,582)	B
Accounts receivable, net	66,980	15,965	—		82,945
Deferred tax assets	1,753	—	—		1,753
Prepaid expenses and other current assets	1,251	1,081	(841)	A	1,491

Total current assets	78,367	19,651	(14,093)		83,925

Property and equipment, net	4,775	4,810	(3,909)	A	5,676
Other assets	869	56	—		925
Deferred tax assets, net	528	—	—		528
Intangible assets, net	1,930	—	3,257	C	5,187
Goodwill	22,361	—	53,971	D	76,332

Total assets	$108,830	$24,517	$39,226		$172,573

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$19,720	$1,964	$(451)	A	$21,233
Accrued salaries and benefits	9,257	890	—		10,147
Other accrued expenses/liabilities	5,100	6,753	(628)	A	11,225
Deferred revenue	1,595	215	—		1,810

Total current liabilities	35,672	9,822	(1,079)		44,415

Line of credit	—	3,461	(3,461)	A	55,000
			55,000	E
Other liabilities	137	132	(132)	A	137
Deferred rent	3,507	—	—		3,507

Total liabilities	39,316	13,415	50,328		103,059

Stockholders’ equity:
Common stock	254	103	(103)	F	254
Additional paid-in capital	57,116	182	(182)	F	57,116
Retained earnings	12,144	10,817	(1,199)	A	12,144
			(9,618)	F

Total stockholders’ equity	69,514	11,102	(11,102)		69,514

Total liabilities and stockholders’ equity	$108,830	$24,517	$39,226		$172,573

NCI, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE QUARTER ENDED

March 31, 2007

(amounts in thousands, except per share data)

	NCI	Karta	Adjustments		Pro Forma
Revenue	$64,291	$13,530	$—		$77,821

Operating costs and expenses:
Cost of revenue (exclusive of depreciation and amortization, shown separately below)	55,509	8,449	—		63,958
General and administrative expense	3,580	3,992	69	G	7,641
Depreciation and amortization	370	106	(87)	G	389
Amortization of intangible assets	183	—	207	H	390

Total operating costs and expenses	59,642	12,547	189		72,378

Operating income	4,649	983	(189)		5,443
Interest income	142	53	(32)	G	163
Interest expense	(24)	(29)	11	G	(1,106)
			(1,064)	I
Gain on sale of assets	—	662	(655)	G	7

Income before income taxes	4,767	1,669	(1,929)		4,507
Income tax expense (benefit)	1,882	45	(149)	J	1,778

Net income	$2,885	$1,624	$(1,780)		$2,729

Earnings per common and common equivalent share:
Basic:
Weighted average shares outstanding	13,328				13,328

Net income per share	$0.22				$0.20

Diluted:

Weighted average shares and equivalent shares outstanding	13,508				13,508

Net income per share	$0.21				$0.20

NCI, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED

December 31, 2006

(amounts in thousands, except per share data)

	NCI	Karta	Adjustments		Pro Forma
Revenue	$218,340	$50,864	$(74)	K	$269,130

Operating costs and expenses:
Cost of revenue (exclusive of depreciation and amortization, shown separately below)	188,878	28,550	—		217,428
General and administrative expense	12,852	18,725	227	K	31,804
Depreciation and amortization	1,629	671	(135)	K	2,165
Amortization of intangible assets	957	—	636	L	1,593

Total operating costs and expenses	204,316	47,946	728		252,990

Operating income	14,024	2,918	(802)		16,140
Interest income	817	124	—		941
Interest expense	(89)	(259)	253	K	(4,349)
			(4,254)	M

Income before income taxes	14,752	2,783	(4,803)		12,732
Income tax expense (benefit)	5,493	123	(905)	N	4,711

Net income	$9,259	$2,660	$(3,898)		8,021

Earnings per common and common equivalent share:
Basic:
Weighted average shares outstanding	13,328				13,328

Net income per share	$0.69				$0.60

Diluted:

Weighted average shares and equivalent shares outstanding	13,483				13,483

Net income per share	$0.69				$0.59

NCI, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

Balance Sheet

A.	This adjustment reflects the removal of a related party entity contained within the consolidated Karta Technologies, Inc. (Karta) financial statements that was required to be included in Karta’s financials under FIN 46, Variable Interest Entities. The affiliate owned a building where Karta was the primary tenant. NCI did not acquire the building or the affiliate.

B.	This adjustment reflects the cash paid by the Company representing the purchase price of the acquisition plus costs associated with the transaction. The total purchase price of $67.6 million includes payments to Karta shareholders of $66.4 million and transaction costs of approximately $1.2 million. This transaction took place June 27, 2007 when the Company’s cash balance was greater than the March 31, 2007 cash balance. At no time did the Company overdraw its available cash balance.

C.	This adjustment reflects the preliminary identified intangibles valuation.

		(all amounts in thousands)
Acquired Intangible	Estimated Useful Life	Preliminary Purchase Price Allocation
Contract backlog	8.5 years	$2,700
Non-Compete	5.0 years	250
Software	1.5 years	116
Trade name	0.5 years	191

		$3,257

D.	This adjustment reflects the recording of goodwill as a result of the acquisition. The goodwill adjustment is detailed below and is calculated as the excess of purchase price, including transaction costs, over the estimated fair value of the net assets acquired. Goodwill will not be amortized in accordance with Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, but will be subject to annual impairment tests.

Amounts (in thousands)
Purchase price	$66,431
Transaction costs	1,151

67,582
Less:
Net assets acquired	10,354
Identified intangible assets (preliminary)	3,257

13,611

Goodwill	$53,971

E.	This adjustment reflects the loan borrowings in conjunction with the Karta acquisition.

F.	This adjustment reflects the elimination of Karta’s accounts in consolidation and adjusts historical cost to estimated fair value as of March 31, 2007.

Statement of Operations, For the Quarter Ended March 31, 2007

G.	This adjustment reflects the removal of the consolidated related party entity. Karta financial statements include a related entity that was not acquired with Karta Technologies, Inc. The related entity is a building owned by the previous owner of Karta and was required to be consolidated with Karta under FIN 46.

H.	This adjustment reflects the amortization of identified acquired intangibles with finite useful lives adjustment, based on preliminary purchase price allocation (See Note C above).

NCI, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

I.	This adjustment reflects the interest expense for the funds borrowed and forgone interest adjustment on the funds used by the Company for the acquisition of Karta. NCI used approximately $12.6 million of its cash on hand and borrowed approximately $55.0 million on its line of credit. The interest rates used are those rates that were in effect as of the date of the transaction.

Item Generating Adjustment	Amount (in thousands)	Interest Rate
Cash paid - Interest income forgone	$12,582	4.0%
Amount borrowed - Interest expense generated	55,000	6.82%

J.	This adjustment reflects the application of the Company’s 39.5% effective tax rate for 2007.

Statement of Operations, For the Year Ended December 31, 2006

K.	This adjustment reflects the removal of the consolidated related party entity. Karta financial statements include a related entity that was not acquired with Karta Technologies, Inc. The related entity is a building owned by the previous owner of Karta and was required to be consolidated with Karta under FIN 46.

L.	This adjustment reflects the amortization of identified acquired intangibles with finite useful lives adjustment, based on preliminary purchase price allocation (See Note C above).

M.	This adjustment reflects the interest expense for the funds borrowed and forgone interest adjustment on the funds used by the Company for the acquisition of Karta. NCI used approximately $12.6 million of its cash on hand and borrowed approximately $55.0 million on its line of credit. The interest rates used are those rates that were in effect as of the date of the transaction (See Note I above).

N.	This adjustment reflects the application of the Company’s 38.8% effective tax rate for 2006.